MAGNUM D'OR RESOURCES INC.

AGREEMENT FOR THE PROVISION OF RUBBER NUGGETS PRODUCTS

AGREEMENT, made this 2 day of June, 2008, by and between the following designated parties:

> ***NATIONAL SALES AND SUPPLY (NSS, LLC),*** a business corporation organized and existing under the laws of the State of Pennsylvania, with principal office located at Bensalem Pennsylvania. Which for the purposes of this Agreement will be referred to as "***NSS.***"

-AND-

> ***Magnum D'Or Resources, Inc***, of Fort Lauderdale, Florida, a publicly traded Nevada corporation, which for the purposes of this Agreement will be referred to as "***Magnum***"

WITNESSETH:

WHEREAS, "***Magnum***" is being organized to be operated as a business having the capacity to process rubber chips in to usable goods such as buffings, mulch and nuggets; and

WHEREAS, "***Magnum***" has entered in to a written requirements agreement with "***NSS***" to provide an increase to the previous contract, and now a total amount of up to 40,000 tons of rubber nuggets annually at an initial cost of 200 $US/ton (10¢/lbs) delivered bulk (delivered in 1 tons super sacks on skids) to Bensalem, PA. The other ship to locations will be adjusted accordingly to compensate for additional freight. Product must be wire free and meet NSS specifications.

WHEREAS, "***NSS***" agrees to a maximum 5% annual increase in price based upon variable costs beyond the control of "***Magnum***", which include, but are not limited to the cost of energy, electricity, labor, insurance, transportation, etc. as a pass through item with no additional markups. The annual contract begins when the fist shipment is received.

WHEREAS, the terms and conditions of the written contract between "***Magnum***" and "***NSS***" are hereby incorporated by reference; and

WHEREAS, "***Magnum"*** is herein committing itself to providing the rubber nuggets and other recycled products with such gradings and with such quantities as are required in order for the specific and precise terms of the "***NSS***" agreement to be satisfied; and

WHEREAS, "***Magnum"*** agrees not to solicit any current "***NSS***" customer(s), or competitors listed herein to include but not limited to; International Mulch Co., Rubber Mulch Co., RMD Americas, Rubber Wholesalers, Advance Ground Care, Perma Life, Phoenix Products, Lakin, Gro-Well, Piedmont Rubber, Huffco Mfg., Ecoscape, Ltd., Greenscapes, Forward Group, and DuPont.

WHEREAS, the parties wish to set forth their agreement in writing:

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and with intent to be legally bound, the parties hereby stipulate and agree as follows:

1. The parties hereby incorporate by reference all of the terms and conditions of the Agreement between "***Magnum***" and ***"NSS"***.

2. "***NSS"*** and "***Magnum***" hereby enter in to a **sixty (60) month contract which starts when the first delivery is received by** "***NSS***"; This Agreement can be terminated by either party but must give the other party 90 days written notice. If the quality of the product received doesn't meet the specifications requested by "***NSS***", "***NSS***" must immediately notify Magnum and have them correct the situation. If they situation cannot be corrected in reasonable time "***NSS***" can effectively terminate the contract. The contract may only be modified by a subsequent writing executed by each of the parties hereto. If ***"NSS"*** should be purchased in the term of this contract the contract can be passed to the new owners or terminated.

3. "***Magnum***" shall be responsible for all management of its operation, with its only requirement hereunder to provide the finished product to the grade and specifications required by ***"NSS"***, and to meet the required quantities.

4. ***"Magnum"*** shall be considered to be in breach of its requirements under the terms of this Agreement if at any time during the term hereof it fails to provide a sufficient quantity of rubber tire nuggets and others to enable to meet the production requirements under the **"*NSS*"** contract.

5. Provided that Magnum meets its requirements of providing sufficient rubber nuggets and others, then **"*NSS*"** agrees to release and hold harmless "***Magnum"*** from any claims, demands, suits, costs, expenses or liabilities of any nature in connection with the fulfillment of the duties and responsibilities under the "***NSS***" contract. All production buffing material must be sold solely to ***"NSS"*** unless specifically approved in writing by an officer of ***"NSS"***.

6. This Agreement may not be assigned without the prior written consent of the other party first received, except for the fact that it has been expressly understood

that ***Magnum D'Or Resources, Inc*** a Nevada Corporation, which will be deemed to be the assignee and a party to this Agreement.

7. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, and with intent to be legally bound, the parties hereby set their hand and seal the day and year first above written.

NATIONAL SALES AND SUPPLY (NSS, LLC).

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Richard Blum, Vice President

Magnum D'Or Resources, Inc

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Joseph J Glusic, President and CEO